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   As filed with the Securities and Exchange Commission on February 8, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 6, 2000

                                  INTERVU INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE               0-23361               33-0680870
         (State or other          (Commission          (I.R.S. Employer
          jurisdiction            File Number)         Identification No.)
        of incorporation)

                     6815 FLANDERS DRIVE, SAN DIEGO CA 92121
          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 623-8400

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       This Current Report on Form 8-K is filed by InterVU Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

       On February 6, 2000, InterVU Inc. (the "Company"), Akamai Technologies, Inc. ("Akamai") and ALII Merger Corporation, a wholly-owned subsidiary of Akamai ("Merger Sub"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of Akamai. At the effective time of the Merger, all outstanding shares of the Company's capital stock will be exchanged for shares of Akamai common stock, and options and warrants to purchase Company capital stock will be exchanged for an option or warrant, as applicable, to purchase shares of Akamai common stock and the exercise price and number of shares of Company capital stock subject to each such Company option or warrant shall be appropriately adjusted to reflect the exchange ratio. Each share of Company capital stock will be exchanged for .5957 of a share of Akamai common stock. The Merger is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of the Company's stockholders. The transaction will qualify as a tax-free reorganization and will be accounted for as a purchase.

       The Board of Directors of the Company unanimously approved the Merger Agreement. In connection with the execution of the Merger Agreement, the Company and Akamai entered into a Stock Option Agreement, dated as of February 6, 2000 (the "Stock Option Agreement"), pursuant to which the Company granted to Akamai an option to purchase up to 19.9% of the outstanding shares of Company common stock, which option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement. In addition, stockholders of the Company who beneficially own in the aggregate approximately 26.5% of the Company's common stock entered into Stockholder Voting Agreements with Akamai dated as of February 6, 2000, pursuant to which these stockholders have agreed to vote their shares in favor of the Merger and against a competing proposal.

       A copy of the Merger Agreement, the Stock Option Agreement and the form of the Voting Agreement are included in this report as Exhibit 2.1, 2.2 and 2.3, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.1.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)    Exhibits.
               --------
        2.1    Agreement and Plan of Merger, dated as of February 6, 2000, by and among InterVU Inc., Akamai Technologies, Inc. and ALII
               Merger Corporation.

        2.2    Stock Option Agreement, dated as of February 6, 2000, between
               InterVU Inc. and Akamai Technologies, Inc.

        2.3    Form of Stockholder Voting Agreement, dated as of February 6,
               2000, between Akamai Technologies, Inc. and certain stockholders.

        99.1   Joint Press Release, dated February 7, 2000.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 8, 2000             InterVU Inc.

                                     By:    /s/ KENNETH L. RUGGIERO
                                        ----------------------------------------
                                        Kenneth L. Ruggiero
                                        Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit

2.1 Agreement and Plan of Merger, dated as of February 6, 2000, by and among InterVU Inc., Akamai Technologies, Inc. and ALII Merger Corporation.

2.2     Stock Option Agreement, dated as of February 6, 2000, between InterVU
        Inc. and Akamai Technologies, Inc.

2.3 Form of Stockholder Voting Agreement, dated as of February 6, 2000, between Akamai Technologies, Inc. and certain stockholders.

99.1    Joint Press Release, dated February 7, 2000.


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